                                                                   EXHIBIT 10.18

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                                CREDIT AGREEMENT

                                      among

                               WATERS CORPORATION,

                                VARIOUS LENDERS,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                         (f/k/a Bankers Trust Company),
                            as ADMINISTRATIVE AGENT,

                              JPMORGAN CHASE BANK,
                         as a RCF CO-SYNDICATION AGENT,
                  a TLF CO-LEAD ARRANGER and a RCF CO-ARRANGER

                              FLEET NATIONAL BANK,
           as a TLF CO-SYNDICATION AGENT, a RCF CO-SYNDICATION AGENT,
                    a TLF CO-ARRANGER and a RCF CO-ARRANGER,

                               ABN AMRO BANK N.V.,
           as a TLF CO-SYNDICATION AGENT, a RCF CO-SYNDICATION AGENT,
                    a TLF CO-ARRANGER and a RCF CO-ARRANGER,

                              THE BANK OF NEW YORK,
              as a RCF CO-SYNDICATION AGENT and a RCF CO-ARRANGER,

                         CITIZENS BANK OF MASSACHUSETTS,
                         as a TLF CO-SYNDICATION AGENT,
                     a TLF CO-ARRANGER and a RCF CO-ARRANGER

                                       AND

                               BARCLAYS BANK PLC,
               as RCF SENIOR MANAGING AGENT and a TLF CO-ARRANGER

                    ----------------------------------------

                          Dated as of February 12, 2002
                                       and
                  amended and restated as of December 17, 2003

                    ----------------------------------------

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                          DEUTSCHE BANK SECURITIES INC.
                    (f/k/a Deutsche Banc Alex. Brown, Inc.),
                        as LEAD ARRANGER and BOOK RUNNER

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                                TABLE OF CONTENTS

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                                                                                                           Page
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
SECTION 1. Amount and Terms of Credit..................................................................      1

     1.01.  The Commitments............................................................................      1
     1.02.  Minimum Amount of Each Borrowing...........................................................      3
     1.03.  Notice of Borrowing........................................................................      4
     1.04.  Disbursement of Funds......................................................................      4
     1.05.  Notes......................................................................................      5
     1.06.  Conversions................................................................................      7
     1.07.  Pro Rata Borrowings........................................................................      7
     1.08.  Interest...................................................................................      7
     1.09.  Interest Periods...........................................................................      8
     1.10.  Increased Costs, Illegality, etc...........................................................      9
     1.11.  Compensation...............................................................................     11
     1.12.  Change of Lending Office...................................................................     12
     1.13.  Replacement of Lenders.....................................................................     12

SECTION 2. Letters of Credit...........................................................................     13

     2.01.  Letters of Credit..........................................................................     13
     2.02.  Minimum Stated Amount......................................................................     14
     2.03.  Letter of Credit Requests..................................................................     14
     2.04.  Letter of Credit Participations............................................................     15
     2.05.  Agreement to Repay Letter of Credit Drawings...............................................     17
     2.06.  Increased Costs............................................................................     18

SECTION 3. Commitment Commission; Fees; Reductions of Commitment.......................................     18

     3.01.  Fees.......................................................................................     18
     3.02.  Optional Commitment Reductions.............................................................     19
     3.03.  Mandatory Reduction of Commitments.........................................................     20

SECTION 4. Prepayments; Payments; Taxes................................................................     20

     4.01.  Voluntary Prepayments......................................................................     20
     4.02.  Mandatory Repayments and Cash Collateralizations...........................................     21
     4.03.  Method and Place of Payment................................................................     23
     4.04.  Net Payments...............................................................................     23

SECTION 5. Conditions Precedent to the Restatement Effective Date......................................     25

     5.01.  Execution of Agreement; Notes..............................................................     25
     5.02.  Officer's Certificate......................................................................     25
     5.03.  Opinions of Counsel........................................................................     25
     5.04.  Corporate Documents; Proceedings; etc......................................................     25
     5.05.  Existing Credit Agreement..................................................................     26

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
     5.06.  Guaranties.................................................................................     26
     5.07.  Adverse Change; Governmental Approvals; etc................................................     26
     5.08.  Litigation.................................................................................     27
     5.09.  Financial Statements.......................................................................     27
     5.10.  Fees, etc..................................................................................     27

SECTION 6. Conditions Precedent to All Credit Events...................................................     27

     6.01.  Restatement Effective Date.................................................................     27
     6.02.  No Default; Representations and Warranties.................................................     27
     6.03.  Notice of Borrowing; Letter of Credit Request..............................................     27

SECTION 7. Representations, Warranties and Agreements..................................................     28

     7.01.  Corporate Status...........................................................................     28
     7.02.  Corporate Power and Authority..............................................................     28
     7.03.  No Violation...............................................................................     28
     7.04.  Governmental Approvals.....................................................................     29
     7.05.  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.......     29
     7.06.  Litigation.................................................................................     29
     7.07.  True and Complete Disclosure...............................................................     29
     7.08.  Use of Proceeds; Margin Regulations........................................................     30
     7.09.  Tax Returns and Payments...................................................................     30
     7.10.  Compliance with ERISA......................................................................     30
     7.11.  Properties.................................................................................     31
     7.12.  Subsidiaries...............................................................................     31
     7.13.  Compliance with Statutes, etc..............................................................     31
     7.14.  Investment Company Act.....................................................................     31
     7.15.  Public Utility Holding Company Act.........................................................     31
     7.16.  Environmental Matters......................................................................     31
     7.17.  Labor Relations............................................................................     32
     7.18.  Patents, Licenses, Franchises and Formulas.................................................     32

SECTION 8. Affirmative Covenants.......................................................................     32

     8.01.  Information Covenants......................................................................     32
     8.02.  Books, Records and Inspections.............................................................     34
     8.03.  Maintenance of Insurance...................................................................     34
     8.04.  Corporate Franchises.......................................................................     34
     8.05.  Compliance with Statutes, etc..............................................................     34
     8.06.  ERISA......................................................................................     34
     8.07.  End of Fiscal Years; Fiscal Quarters.......................................................     35
     8.08.  Payment of Taxes...........................................................................     36
     8.09.  Additional Subsidiary Guarantors...........................................................     36

SECTION 9. Negative Covenants..........................................................................     36

     9.01.  Liens......................................................................................     36

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
     9.02.  Fundamental Changes........................................................................     39
     9.03.  Asset Dispositions, Liquidation and Dissolution............................................     39
     9.04.  Indebtedness...............................................................................     39
     9.05.  Advances, Investments and Loans............................................................     41
     9.06.  Transactions with Affiliates...............................................................     43
     9.07.  Consolidated Leverage Ratio................................................................     44
     9.08.  Minimum Interest Coverage Ratio............................................................     44
     9.09.  Material Subsidiaries......................................................................     44
     9.10.  Business...................................................................................     44
     9.11.  Limitation on Certain Restrictions on Subsidiaries.........................................     44
     9.12.  Limitation on Issuance of Capital Stock....................................................     45
     9.13.  Special Provisions Relating to Waters Finance III..........................................     45

SECTION 10. Events of Default..........................................................................     45

     10.01.  Payments..................................................................................     45
     10.02.  Representations, etc......................................................................     45
     10.03.  Covenants.................................................................................     45
     10.04.  Default Under Other Agreements............................................................     46
     10.05.  Bankruptcy, etc...........................................................................     46
     10.06.  ERISA.....................................................................................     46
     10.07.  Subsidiaries Guaranty.....................................................................     47
     10.08.  Judgments.................................................................................     47
     10.09.  Change of Control.........................................................................     47

SECTION 11. Definitions and Accounting Terms...........................................................     48

     11.01.  Defined Terms.............................................................................     48

SECTION 12. The Agents.................................................................................     66

     12.01.  Appointment...............................................................................     66
     12.02.  Nature of Duties..........................................................................     67
     12.03.  Lack of Reliance on the Agents............................................................     67
     12.04.  Certain Rights of the Agents..............................................................     67
     12.05.  Reliance..................................................................................     68
     12.06.  Indemnification...........................................................................     68
     12.07.  The Agents in Their Individual Capacity...................................................     68
     12.08.  Holders...................................................................................     68
     12.09.  Resignation...............................................................................     69
     12.10.  RCF Co-Syndication Agents; TLF Co-Syndication Agents; RCF Co-Arrangers; TLF Co-Arrangers;
             TLF Co-Lead Arranger; RCF Senior Managing Agent; and Lead Arranger........................     70

SECTION 13. Miscellaneous..............................................................................     70

     13.01.  Payment of Expenses, etc..................................................................     70
     13.02.  Right of Setoff...........................................................................     71
     13.03.  Notices...................................................................................     71

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
     13.04.  Benefit of Agreement......................................................................     71
     13.05.  No Waiver; Remedies Cumulative............................................................     73
     13.06.  Payments Pro Rata.........................................................................     74
     13.07.  Calculations; Computations................................................................     74
     13.08.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL....................     75
     13.09.  Counterparts..............................................................................     76
     13.10.  Effectiveness.............................................................................     76
     13.11.  Headings Descriptive......................................................................     76
     13.12.  Amendment or Waiver; etc..................................................................     77
     13.13.  Survival..................................................................................     78
     13.14.  Domicile of Loans.........................................................................     78
     13.15.  Confidentiality...........................................................................     78
     13.16.  Register..................................................................................     80
     13.17.  Judgment Currency.........................................................................     80

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                  CREDIT AGREEMENT, dated as of February 12, 2002 and amended and restated as of December 17, 2003, among WATERS CORPORATION, a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Existing Lenders and DBTCA, as Administrative Agent, are parties to a Credit Agreement, dated as of February 12, 2002 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Existing Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement in its entirety in the form of this Agreement subject to and on the terms and conditions set forth herein and the Lenders are willing to make available to the Borrower the respective credit facilities provided herein;

                  NOW, THEREFORE, the Borrower, the Lenders and the Administrative Agent agree that, on the Restatement Effective Date, the Existing Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

                  SECTION 1. Amount and Terms of Credit.

                  1.01. The Commitments. (a) (I) On the Restatement Effective Date, the Existing Revolving Loans made by each Existing Lender to the Borrower pursuant to the Existing Credit Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) shall be continued, and shall remain outstanding, as Borrowings of Revolving Loans hereunder, and
(II) subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Commitment severally agrees to make, at any time and from time to time on and after the Restatement Effective Date and prior to the Maturity Date, one or more additional revolving loans (together with the Existing Revolving Loans continued pursuant to preceding clause (I), the "Revolving Loans" and each a "Revolving Loan") to the Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RF Percentage and (y) the sum of (1) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (2) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Commitment of such Lender at such time and (v) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and
(y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Commitment at such time.

                  (b) (I) On the Restatement Effective Date, the Existing Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Existing Credit Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) shall be continued, and remain outstanding, as Borrowings of Swingline Loans hereunder, and (II) subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, one or more additional revolving loans (together with the Existing Swingline Loans continued pursuant to preceding clause (I), the "Swingline Loans" and each a "Swingline Loan") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Commitment at such time and (iv) shall not exceed at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RF Percentage of the outstanding Swingline Loans and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

                  (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RF Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by the RF Lenders (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each RF Lender's RF Percentage (determined before giving effect to any termination of the Total Revolving Commitment pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RF Lender

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hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding that (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred or then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RF Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RF Lenders to share in such Swingline Loans ratably based upon their respective RF Percentages (determined before giving effect to any termination of the Total Revolving Commitment pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RF Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate
Loans hereunder for each day thereafter.

                  (d) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make, on the Restatement Effective Date, a term loan or term loans (each, a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans,
(i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in
Section 1.10(b), all Term Loans made as part of the same Borrowing shall at all times consist of Term Loans of the same Type, (iii) shall not exceed for any Lender, in initial principal amount, that amount which equals the Term Loan Commitment of such Lender as in effect on the Restatement Effective Date (before giving effect to any reduction thereto on such date pursuant to Section 3.03(c)) and (iv) shall be made pursuant to a single drawing on the Restatement Effective Date. Once repaid, Term Loans may not be reborrowed.

                  1.02. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall be not less than the respective Minimum Borrowing Amount applicable thereto; provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(c). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

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                  1.03. Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans hereunder (excluding Borrowings of Swingline Loans and Revolving Loans incurred pursuant to Mandatory Borrowings), an Authorized Representative of the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by an Authorized Representative of the Borrower in the form of Exhibit A-1, appropriately completed to specify (i) the Facility under which such Borrowing is being made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day), and (iv) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans under the Facility specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, an Authorized Representative of the Borrower shall give the Swingline Lender not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (A) the date of Borrowing and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c).

                  (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing, conversion or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, conversion or prepayment, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing, conversion or prepayment.

                  1.04. Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in

Section 1.01(c)), each Lender with a Commitment under the respective Facility will make available its pro rata portion of each Borrowing to be made on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower to immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

                  1.05. Notes. (a) Subject to the provisions of Section 1.05(f), the Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.16 and shall, if requested by such Lender, also be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"), (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note") and (iii) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes").

                  (b) The Revolving Note issued to each RF Lender requesting same shall (i) be executed by the Borrower, (ii) be payable to such RF Lender or its registered assigns and be dated the Restatement Effective Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Revolving Commitment of such RF Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving

Loans of such RF Lender at such time) and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Swingline Note issued to the Swingline Lender (if requested) shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) The Term Note issued to each Lender that has requested same and that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Restatement Effective Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the principal amount of Term Loans made by such Lender (or, if issued after the Restatement Effective Date, be in a stated principal amount equal to the outstanding Term Loans of such Lender at such time) and be payable in the principal amount of the outstanding Term Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

                  (f) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time (or from time to time) specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (e) of this Section 1.05. At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the

Borrower shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

                  1.06. Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans (other than Swingline Loans which at all times shall be maintained as Base Rate Loans) owing pursuant to a single Facility into a Borrowing or Borrowings (under the same Facility) of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section
1.02 and (iv) Swingline Loans may not be converted pursuant to this Section
1.06. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

                  1.07. Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Term Loan Commitments or Revolving Commitments, as the case may be, provided that each Mandatory Borrowing shall be incurred from the RF Lenders pro rata on the basis of their RF Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

                  1.08. Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan or (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan or (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06,
1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and
(y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable by the Borrower on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan (x) quarterly in arrears on each Quarterly Payment Date, (y) in the case of a repayment in full of all outstanding Base Rate Loans, on the date of such repayment or prepayment, and
(z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (y) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09. Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by having an Authorized Representative of the Borrower give the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

                  (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

                  (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Maturity Date; and

                  (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a Term Loan Scheduled Repayment will be required to be made under Section 4.02(b), if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such Term Loan Scheduled Repayment.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10. Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the Original Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Original Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Original Effective Date affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Original Effective Date which materially and adversely affects the interbank Eurodollar market;

                  then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause
(ii) above, the Borrower agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                  (c) If at any time after the Original Effective Date any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC, any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

                  (d) Notwithstanding anything to the contrary contained in the last sentence of clause (a) of this Section 1.10, unless a Lender gives notice to the Borrower pursuant to such sentence that the Borrower is obligated to pay additional amounts to compensate such Lender for any increased costs or reductions in amounts received or receivable hereunder (as described in sub-clause (a)(ii) of this Section 1.10) within 180 days after the later of (x) the date such Lender incurs the respective increased costs or reduction in the amounts received or receivable hereunder and (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs or reduction in the amounts received or receivable hereunder, such Lender shall only be entitled to be compensated for any such amount by the Borrower pursuant to such sentence to the extent that any such amounts are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to such sentence; provided, however, that if the circumstances giving rise to such claims have a retroactive effect, such 180-day period shall be extended to include the period of such retroactive effect. This Section 1.10(d) shall have no applicability to any other Section of this Agreement.

                  1.11. Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to
Section 4.02 or as a result of an acceleration of the Loans pursuant to Section
10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

                  1.12. Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 1.10, 2.06 and 4.04.

                  1.13. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or
Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) as provided in Section 13.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Commitment, the Revolving Commitment and outstanding Revolving Loans and participations in Letters of Credit and (b) Term Loans, the outstanding Term Loans) of, and in each case (except for the replacement of only outstanding Term Loans of the respective Lender) participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Commitment, the outstanding Revolving Loans or (II) the Term Loans, the outstanding Term Loans) of the Replaced Lender, (B) except in the case of the replacement of only outstanding Term Loans of a Replaced Lender, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to
Section 3.01, (y) except in the case of the replacement of only outstanding Term Loans of a Replaced Lender, each Issuing Lender an amount equal to such Replaced Lender's RF Percentage of any

Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (z) in the case of any replacement of Revolving Commitments, the Swingline Lender an amount equal to such Replaced Lender's RF Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the Replaced Lender continues to have any outstanding Term Loans or a Revolving Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender.

                  SECTION 2. Letters of Credit.

                  2.01. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Lender issue, at any time and from time to time on and after the Restatement Effective Date and prior to the Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars or an Alternate Currency and shall be issued on a sight basis only. It is acknowledged and agreed that each of the letters of credit which were issued (or deemed issued) under the Existing Credit Agreement and which remain outstanding on the Restatement Effective Date and are set forth on Schedule III (each such letter of credit, an "Existing Letter of Credit" and, collectively, the "Existing Letters of Credit") shall, from and after the Restatement Effective Date, constitute a Letter of Credit for all purposes of this Agreement and shall, for purposes of Sections 2.04 and 3.01, be deemed issued on the Restatement Effective Date. The Stated Amount of each Existing Letter of Credit and the expiry date therefor, each as in effect on the Restatement Effective Date, is set forth on Schedule III.

                  (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on or after the Restatement Effective Date and prior to the tenth day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit as is permitted to exist pursuant to this Agreement without giving rise to a Default or Event of Default hereunder, provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated), in any such case not in effect on the Original Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the Original Effective Date and which such Issuing Lender in good faith deems material to it; or

                  (ii) such Issuing Lender shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

                  (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $25,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and Swingline Loans then outstanding, an amount equal to the Total Revolving Commitment at such time, and
(ii) each Letter of Credit shall by its terms terminate on or before (A) in the case of standby Letters of Credit (other than Letters of Credit supporting Foreign Subsidiary Working Capital Indebtedness), the earlier of (x) the date which occurs twelve months after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to twelve months, but not beyond the tenth Business Day prior to the Maturity Date, on terms acceptable to the Issuing Lender thereof) and (y) the tenth Business Day prior to the Maturity Date, (B) in the case of standby Letters of Credit supporting Foreign Subsidiary Working Capital Indebtedness, the earlier of (x) three years from the issuance of such standby Letter of Credit and (y) the tenth Business Day prior to the Maturity Date and (C) in the case of trade Letters of Credit, the earlier of (x) the date which occurs 180 days after the date of the issuance thereof and (y) the date which is 30 Business Days prior to the Maturity Date.

                  2.02. Minimum Stated Amount. The Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender.

                  2.03. Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued hereunder for its account, the Borrower shall have (x) executed and delivered to the Administrative Agent and the respective Issuing Lender at least three Business Days prior to the issuance thereof (or such shorter period as may be acceptable to the respective Issuing Lender), a Letter of Credit Request in the form of Exhibit C attached hereto (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Lender has received notice from any Lender before it issues a Letter of Credit that one or more of the conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Lender may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of, or modification or amendment to, any standby Letter of Credit, the Issuing Lender thereof shall notify the Administrative Agent and the Borrower, in writing, of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit, or modification or amendment thereto, as the case may be. Upon receipt of such notice, the Administrative Agent shall promptly notify each RF Lender, in writing of such issuance, modification or amendment. With respect to trade Letters of Credit, the Issuing Lender shall on the first Business Day of each week provide the Administrative Agent with a written report detailing the aggregate daily outstanding trade Letters of Credit for the previous week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to an RF Lender, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit by such Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RF Percentage or RF Percentages of the Letter of Credit Outstandings.

                  2.04. Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RF Lender, other than such Issuing Lender (each such RF Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RF Percentage, in such Letter of Credit and each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments or RF Percentages of the Lenders pursuant to Section 1.13, 3.02 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this
Section 2.04 to reflect the new RF Percentages of the assignor and assignee Lender or of all Lenders, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, such Issuing Lender shall have no obligation relative to the other RF Lenders other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable proceeding, shall not create for such Issuing Lender any resulting liability to the Borrower or any Lender.

                  (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's RF Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Lender in Dollars such Participant's RF Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RF Percentage of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Base Rate Loans for each day thereafter. The failure of any Participant to make available to such Issuing Lender its RF Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RF Percentage of any payment with respect to any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's RF Percentage of any such payment.

                  (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each Participant which has paid its RF Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, the Administrative Agent shall deliver to such Participant copies of any standby Letters of Credit or modifications or amendments thereto and such other documentation as may be reasonably requested by such Participant.

                  (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by such Issuing Lender shall be irrevocable and not subject to any qualification or exception whatsoever (the respective Issuing Lender's only obligation being to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)      the occurrence of any Default or Event of Default.

                  2.05. Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment in Dollars to the Administrative Agent at the Payment Office in immediately available funds for the account of such Issuing Lender, for any payment or disbursement made by such Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing"), within one Business Day following the Administrative Agent's notice to the Borrower of such payment or disbursement (provided that any such notice shall be deemed to have been given on a certain day only if given before 10:00 A.M. (New York time) on such day), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the second Business Day following notice by the Issuing Lender to the Borrower of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin plus 2%, in each such case, with interest to be payable by the Borrower on demand.

                  (b)      The obligations of the Borrower under this Section
2.05 to reimburse the respective Issuing Lender with respect to drawings on Letters of Credit (including interest thereon) (each, a "Drawing") shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable proceeding, shall not create for such Issuing Lender any resulting liability to the Borrower.

                  2.06. Increased Costs. If at any time after the Original Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Lender or participated in by any Participant, or
(ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement, any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon demand to the Borrower by such Issuing Lender or any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative Agent) the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent) setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, and absent manifest error, be final and conclusive and binding on the Borrower.

                  SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

                  3.01. Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each RF Lender that is a Non-Defaulting Lender a commitment commission (the "Commitment Commission") for the period from the Restatement Effective Date to but excluding the Maturity Date (or such earlier date as the Total Revolving Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Commitment Commission Percentage on the Unutilized Revolving Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Revolving Commitment is terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for pro rata distribution to each RF Lender that is a Non-Defaulting Lender (based on each such Lender's respective RF Percentage) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time with respect to Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to the respective Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it hereunder (the "Facing Fee") for the period from and including the date of issuance of such standby Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Commitment has been terminated and all Letters of Credit have been terminated in accordance with their terms.

                  (d) The Borrower agrees to pay, upon each drawing under, issuance of, or amendment to any Letter of Credit, such amount as shall at the time of such event be the administrative charge and out-of-pocket expenses which the respective Issuing Lender customarily imposes in connection with such occurrence with respect to letters of credit issued by it.

                  (e) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

                  3.02. Optional Commitment Reductions. (a) Upon three Business Days' prior notice from an Authorized Representative of the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Commitment in whole or reduce it in part, pursuant to this Section 3.02(a), in an integral multiple of $10,000,000, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Commitment of each Lender.

                  (b) In the event of certain refusals by a Lender as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, subject to compliance with the requirements of said Section 13.12(b), upon five Business Days' written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the entire Revolving Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (but excluding amounts, if any, owing in respect of any Term Loans which are maintained by such Lender, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the Lender continues to have outstanding Term Loans hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender.

                  3.03. Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitments of each Lender) shall terminate in its entirety on December 19, 2003 unless the Restatement Effective Date has occurred on or prior to such date and in the event of such termination all parties hereto hereby agree that this Agreement shall cease to be of any force or effect and the Existing Credit Agreement shall continue to be effective (including all commitments to extend credit thereunder in accordance with the terms thereof).

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Commitment (and the Revolving Commitment of each Lender) shall terminate in its entirety on the Maturity Date.

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall terminate in its entirety on the Restatement Effective Date (after giving effect to the incurrence of Term Loans on such date).

                  SECTION 4. Prepayments; Payments; Taxes.

                  4.01. Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) an Authorized Representative of the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 11:00 A.M. (New York time)) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (x) shall specify whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made and (y) except in the case of a prepayment of Swingline Loans, shall be promptly transmitted by the Administrative Agent to each of the Lenders; (ii) (x) each partial prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000, (y) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $100,000 and (z) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000, provided that, in each case, if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment of Term Loans pursuant to this
Section 4.01(a) shall be applied to reduce the then remaining Term Loan Scheduled Repayments in direct order of maturity; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans being so repaid, provided that at the Borrowers' election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to the prepayment of Revolving Loans of a Defaulting Lender.

                  (b) In the event of certain refusals by a Lender as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days' written notice by an Authorized Representative of the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees and other amounts (including, without limitation, all obligations under Section 1.11), then owing to such Lender (or, at the Borrower's discretion, owing to such Lender solely with respect to the Loans which gave rise to the need to obtain such Lender's individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this Section 4.01(b), the Revolving Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained. Each prepayment of any Term Loans pursuant to this Section 4.01(b) shall be applied (except to the extent such Term Loans are being replaced pursuant to Section 1.13) to reduce the then remaining Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining unpaid principal amounts of such Term Loan Scheduled Repayments after giving effect to all prior reductions thereto).

                  4.02. Mandatory Repayments and Cash Collateralizations. (a) On any day on which the sum of (i) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (ii) the aggregate principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (iii) the aggregate amount of all Letter of Credit Outstandings (after giving effect to all other repayments thereof on such date) exceeds Total Revolving Commitment as then in effect, the Borrower agrees to prepay on such day the principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower agrees to pay to the Administrative Agent at the Payment Office on such date an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to Lenders hereunder in a cash collateral account to be established by the Administrative Agent on terms reasonably satisfactory to the Administrative Agent.

                  (b) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced in amount as provided in Sections 4.01(a) and 4.01(b), a "Term Loan Scheduled Repayment"):

     Date                        Amount
     ----                        ------
March 31, 2005                $5,000,000
June 30, 2005                 $5,000,000
September 30, 2005            $5,000,000
December 31, 2005             $5,000,000

March 31, 2006                $5,000,000
June 30, 2006                 $5,000,000
September 30, 2006            $5,000,000
December 31, 2006             $5,000,000

Maturity Date                 $85,000,000

                  (c) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Restatement Effective Date upon which any of the Borrower's Subsidiaries receives any cash proceeds from any incurrence by such Subsidiary of Indebtedness pursuant to
Section 9.04(iii)(B), an amount equal to 100% of the Net Debt Proceeds received by such Subsidiary from such incurrence of Indebtedness shall be applied (1) first, as a mandatory repayment of the then outstanding principal amount of Term Loans and (2) second, to the extent in excess of the amount required to be applied pursuant to the preceding clause (1), as a mandatory repayment of the then outstanding principal amount of Revolving Loans. Any amounts to be applied to repay principal of outstanding Term Loans pursuant to this Section 4.02(c) shall be applied to reduce the then remaining Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining principal amounts of such Term Loan Scheduled Repayments after giving effect to all prior reductions thereto).

                  (d) In addition to any other mandatory repayments required pursuant to this Section 4.02, (i) all then outstanding Revolving Loans and Term Loans shall be repaid in full on the Maturity Date and (ii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

                  (e)      With respect to each repayment of Loans required by
Section 4.02, the Borrower may designate the Types of Loans of the respective Facility which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to Section 4.02(a) may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Facility with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Facility have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                  4.03. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Any payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04. Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding or similar taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Original Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower

U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Original Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  SECTION 5. Conditions Precedent to the Restatement Effective Date. The occurrence of the Restatement Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:

                  5.01. Execution of Agreement; Notes. On or prior to the Restatement Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Note or Term Note, as the case may be, in each case executed by the Borrower and to the Swingline Lender, to the extent the Swingline Lender has requested same, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  5.02. Officer's Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, and signed on behalf of the Borrower by an Authorized Representative, stating that all conditions in Sections 5.05, 5.07(b) and 6.02 have been satisfied on such date.

                  5.03. Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received from Bingham McCutchen LLP, special counsel to the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Restatement Effective Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

                  5.04. Corporate Documents; Proceedings; etc. (a) On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by an Authorized Representative of each Credit Party, and attested to by another Authorized Representative of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party, (or, if such organizational documents have not been amended, modified or supplemented since the Original Effective Date such certificate shall certify that there have been no amendments, modifications or supplements to such organizational documents since the Original Effective Date), and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

                  (b) All corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  5.05. Existing Credit Agreement. On the Restatement Effective Date, all Existing Letters of Credit shall have been terminated or continued as Letters of Credit hereunder (as contemplated by Sections 2.01(a) and 13.10(d)) and all interest, fees and other amounts that have accrued and remain, as of the Restatement Effective Date, unpaid under the Existing Credit Agreement shall have been paid in full (including, without limitation, amounts payable pursuant to Section 1.11 of the Existing Credit Agreement, accrued and unpaid commitment fees, letter of credit fees and facing fees).

                  5.06. Guaranties. On the Restatement Effective Date each Subsidiary Guarantor shall have duly authorized, executed and delivered to the Administrative Agent a Guaranty Acknowledgment in the form of Exhibit G (the "Guaranty Acknowledgment") and the Guaranty Acknowledgment shall be in full force and effect.

                  5.07. Adverse Change; Governmental Approvals; etc. (a) Since December 31, 2002, nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

                  (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of any Loan, issuance of any Letter of Credit or the consummation of the transactions contemplated by the Credit Documents.

                  5.08. Litigation. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Credit Document or any other documentation executed in connection herewith and therewith or the transactions contemplated hereby and thereby, or which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

                  5.09. Financial Statements. On or prior to the Restatement Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements referred to in Section 7.05(a), which historical financial statements shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

                  5.10. Fees, etc. On the Restatement Effective Date, all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and the Lenders shall have been paid to the extent due.

                  SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Restatement Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(c)), and the obligation of an Issuing Lender to issue any Letter of Credit, is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

                  6.01. Restatement Effective Date. The Restatement Effective Date shall have occurred.

                  6.02. No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date). 6.03. Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received the notice required by
Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

The acceptance of the benefit of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Restatement Effective Date) and in this Section 6 (with respect to Credit Events to occur on or after the Restatement Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this
Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Lenders.

                  SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the occurrence of the Restatement Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Restatement Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  7.01. Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, limited liability company or partnership power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications, except, in the case of preceding clauses
(i), (ii) and (iii), for failures which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  7.02. Corporate Power and Authority. Each Credit Party has the corporate, limited liability company or partnership power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of the

Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate or Articles of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

                  7.04. Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  7.05. Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2002 and the interim nine-month period ended September 30, 2003, and the related consolidated statements of income, cash flow and shareholders' equity of the Borrower for the fiscal year or nine-month period ended on such dates, as the case may be, copies of which have been furnished to the Lenders prior to the Restatement Effective Date, present fairly the financial condition of the Borrower and its Subsidiaries at the date of such balance sheets and the results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied (except, in the case of the aforementioned interim financial statements, for normal year-end audit adjustments and the absence of footnotes).

                  (b) Since December 31, 2002, there has been no Material Adverse Effect.

                  (c) Except as fully disclosed in the financial statements referred to in Section 7.05(a), there were as of the Restatement Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Restatement Effective Date, the Borrower is not aware of any basis for the assertion against it or any of its Subsidiaries of any material liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to
Section 5.09.

                  7.06. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened (i) with respect to any Credit Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

                  7.07. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all factual information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  7.08. Use of Proceeds; Margin Regulations. (a) All proceeds of Loans shall be used (i) to pay fees and expenses incurred in connection with this Agreement, (ii) to finance, in part, repurchases of the Borrower's outstanding common stock from time to time and (iii) for the Borrower's and its Subsidiaries' ongoing working capital and general corporate purposes (including capital expenditures, acquisitions and the repayment of Indebtedness).

                  (b) Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. At the time of each Credit Event and after giving effect thereto (including after giving effect to the application of proceeds therefrom), no more than 25% of the value of the assets of the Borrower, or of the Borrower and its Subsidiaries taken as a whole, will constitute Margin Stock. For the purpose of making the calculations pursuant to the preceding sentence, Treasury Stock shall be deemed not to be an asset of the Borrower or any of its Subsidiaries.

                  7.09. Tax Returns and Payments. The Borrower and each of its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal, state, foreign and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and its Subsidiaries. Each of the Borrower and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  7.10. Compliance with ERISA. (a) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of a Plan and/or a Multiemployer Plan pursuant to Section 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; no condition exists which presents a risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan and/or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower, its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

                  7.11. Properties. The Borrower and each of its Subsidiaries has good and valid title to all material properties owned by them, including all property reflected in the balance sheets referred to in Sections 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or otherwise as permitted hereunder), free and clear of all Liens other than Permitted Liens.

                  7.12. Subsidiaries. As of the Restatement Effective Date (i)
Schedule IV sets forth an organizational chart of the Borrower and its Subsidiaries displaying the direct and indirect (if any) owner of, and its ownership percentage in, each such Subsidiary, and (ii) the Borrower has no Subsidiaries other than those Subsidiaries listed on such Schedule IV.

                  7.13. Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.14. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.15. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.16. Environmental Matters. Except to the extent that any matter described below in this Section 7.16, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(i) the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits required under such Environmental Laws; (ii) there are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property presently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries; and (iii) there are no facts, circumstances, or conditions relating to the past or present business or operations of the Borrower or any of its Subsidiaries (including the disposal of any wastes, hazardous substances or other materials), or to any Real Property presently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, that could reasonably be expected to give rise to any claim, proceeding or action under any Environmental Laws.

                  7.17. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the knowledge of the Borrower, no union representation proceeding pending with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect. 7.18. Patents, Licenses, Franchises and Formulas. The Borrower and its Subsidiaries own all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and have obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of their business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  8.01. Information Covenants. The Borrower will furnish to each
Lender:

                  (a) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheets of the Borrower and its Subsidiaries, in each case, as at the end of such quarterly period and the related consolidated statements of income, cash flow and shareholders' equity for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly period (it being understood and agreed that the delivery of such management's discussion and analysis as contained in the Borrower's quarterly report on Form 10-Q shall satisfy the requirement contained in this clause (ii)).

                  (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheets of the Borrower and its Subsidiaries, in each case, as at the end of such fiscal year and the related consolidated statements of income, cash flow and shareholders' equity for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by PricewaterhouseCoopers LLC or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year (it being understood and agreed that the delivery of such management's discussion and analysis as contained in the Borrower's annual report on Form 10-K shall satisfy the requirement contained in this clause (ii)).

                  (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 8.01(a) and (b), a certificate of an Authorized Representative of the Borrower to the effect that, to the best of such Authorized Representative's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 9.01, 9.02, 9.04, 9.05, 9.07, 9.08 and 9.09 at the end of such fiscal quarter or year, as the case may be.

                  (d) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an executive officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (iii) any other development that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (e) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness (or any trustee, agent or other representative therefor) pursuant to the terms of the documentation governing such Indebtedness.

                  (f) Debt Rating. Promptly upon, and in any event within three Business Days after, an Authorized Representative of the Borrower obtains knowledge of any change by Moody's or S&P in the Debt Rating, notice of such change.

                  (g) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as any Agent or Lender may reasonably request in writing.

                  8.02. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or any Lender to visit and inspect, after reasonable notice during regular business hours and under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may request.

                  8.03. Maintenance of Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on all its property in at least such amounts and against at least such risks and with such deductibles or self-insured retentions as is consistent and in accordance with industry practice.

                  8.04. Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets, mergers or other transactions by or among the Borrower or any of its Subsidiaries in accordance with Section 9.02 and 9.03 or (ii) the withdrawal by the Borrower or any of the Subsidiaries of its qualification as a foreign corporation or the failure to qualify as a foreign corporation in any jurisdiction which would not in any way materially and adversely affect the Lenders, and where such withdrawal or failure or amendment, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

                  8.05. Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders (including, without limitation, any Environmental Laws) of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  8.06. ERISA. As soon as possible and, in any event, within 30 days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent, and the Administrative Agent shall promptly forward to each Lender, a certificate of an Authorized Representative of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, or a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred;
(ii) that an accumulated funding deficiency has been incurred or an application is likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan and/or a Multiemployer Plan; (iii) that a Plan and/or Multiemployer Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (iv) that a Plan and/or a Multiemployer Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; (v) that proceedings are likely to be or have been instituted or notice has been given to terminate or appoint a trustee to administer a Plan and/or a Multiemployer Plan; (vi) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan if material in amount; (vii) that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or is reasonably expected to incur any liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan and/or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan and/or Multiemployer Plan under Section 401(a)(29) of the Code which could reasonably be expected to have a Material Adverse Effect; or that the Borrower or any Subsidiary is reasonably expected to incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) which liability, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Upon request, the Borrower will deliver to each of the Lenders a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of such annual reports and any material notices received by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan and/or Multiemployer Plan and/or Foreign Pension Plan shall be delivered to the Lenders no later than 30 days after the date such report has been requested or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable. The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Affect.

                  8.07. End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its, and each of its Subsidiaries' fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries' fiscal quarters to end on each March 31, June 30, September 30 and December 31.

                  8.08. Payment of Taxes. The Borrower will pay and discharge, or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis and prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  8.09. Additional Subsidiary Guarantors. Unless the Required Lenders otherwise agree, the Borrower agrees to cause each of its Wholly-Owned Domestic Subsidiaries that are acquired or created after the Restatement Effective Date to promptly (and in any event within 10 Business Days of such acquisition or creation) execute and deliver a counterpart of the Subsidiaries Guaranty.

                  SECTION 9. Negative Covenants. The Borrower covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment (and the Commitment of each Lender) and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.03 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  9.01. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that (i) for the purposes of this Section 9.01, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be assets of the Borrower or any of its Subsidiaries and (ii) the provisions of this Section 9.01 shall not prevent the creation, incurrence, filing, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                  (i) incipient Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                  (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the

         Borrowers' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in
         Schedule V, plus renewals and extensions of such Liens, provided that
         (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

                  (iv) (a) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole, (b) Liens arising from precautionary UCC financing statements regarding operating leases and (c) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

                  (v) Liens upon assets subject to Capitalized Lease Obligations of the Borrower and its Subsidiaries, provided that (x) the aggregate outstanding amount of such Capitalized Lease Obligations of the Borrower and its Subsidiaries, and of Foreign Subsidiaries of the Borrower, as the case may be, secured by Liens permitted by this clause
         (v) shall not at any time exceed the amount of Capitalized Lease Obligations of such respective Persons permitted to be outstanding pursuant to Section 9.04(vii), (y) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (z) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

                  (vi) Liens placed upon assets used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition or new construction thereof by the Borrower or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price and/or construction costs thereof, plus renewals or extensions of such Liens, provided that (x) the aggregate outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries, and of Foreign Subsidiaries of the Borrower, as the case may be, secured by Liens permitted by this clause (vi) shall not at any time exceed the amount of Indebtedness of such respective Persons permitted to be outstanding pursuant to Section 9.04(vii) and (y) in all events, the Lien encumbering the assets so acquired or newly constructed does not encumber any other asset of the Borrower or such Subsidiary;

                  (vii) Liens existing on specific assets at the time acquired by the Borrower or any of its Subsidiaries or on assets of a Person at the time such Person is acquired by the Borrower or any of its Subsidiaries (together with Liens securing any extensions, renewals or refinancings of the Indebtedness secured thereby to the extent not increasing the outstanding principal amount thereof or extending to any other asset of the Borrower or its Subsidiaries), provided that (i) no such Liens were created at the time of or in contemplation of the acquisition of such assets or Person by the Borrower and/or its Subsidiaries, (ii) in the case of any such acquisition of a Person, any Lien attaches only to a specific asset of such Person and not assets of such Person generally and (iii) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such Lien attaches, determined at the time of the acquisition of such asset or Person in good faith by the Borrower or its Subsidiary;

                  (viii) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (ix) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09;

                  (x) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

                  (xi) Liens (other than any Lien imposed by ERISA) incurred in the ordinary course of business of the Borrower or any of its Subsidiaries in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (xii) Liens (x) to secure the performance by the Borrower or any of its Subsidiaries of tenders, statutory obligations, surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (y) to secure the performance by the Borrower or any of its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

                  (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

                  (xiv) Liens on any assets of a Foreign Subsidiary securing Indebtedness otherwise permitted to be incurred by such Foreign Subsidiary pursuant to Section 9.04;

                  (xv) Liens on capital stock, equity interests or securities held by the Borrower or any of its Subsidiaries arising from "lock-up" or similar arrangements restricting the disposition thereof in connection with any public offering of any such stock, equity interests or securities; and

                  (xv) Liens not otherwise permitted by the foregoing clauses (i) through (xvi) to the extent attaching to properties and assets of the Borrower and its Domestic Subsidiaries with an aggregate fair value not in excess of $25,000,000 at any time.

                  9.02. Fundamental Changes. The Borrower will not, and will not permit any of its Material Subsidiaries to, consolidate with, merge into, or sell all or substantially all of the assets of the Borrower or any Material Subsidiary (whether in a single transaction or in a series of related transactions) to any other Person or permit any other Person to merge into the Borrower or any of its Material Subsidiaries, except that: the Borrower or any of its Material Subsidiaries may merge or consolidate with one another or any other Person so long as (i) both before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing, (ii) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (iii) in the case of a merger or consolidation involving a Subsidiary Guarantor, the Subsidiary Guarantor is the surviving Person (unless the respective Subsidiary Guarantor is merging into or consolidating with the Borrower (in which case the Borrower will be the survivor thereof)), (iv) in the case of a merger or consolidation involving a Material Subsidiary, the Material Subsidiary is the surviving Person (unless the respective Material Subsidiary is merging into or consolidating with the Borrower or a Subsidiary Guarantor (in which case the Borrower or the respective Subsidiary Guarantor, as the case may be, will be the survivor thereof)) and (v) in the case of a merger or consolidation with or involving a Material Subsidiary or any third Person, such merger or consolidation, as the case may be, is consummated pursuant to an arm's length transaction and the Borrower or the Subsidiary receives at least fair market value therefor (as determined in good faith by the Borrower or such Subsidiary, as the case may be).

                  9.03. Asset Dispositions, Liquidation and Dissolution. The Borrower will not, and will not permit any of its Subsidiaries to, sell, liquidate, dissolve or otherwise dispose of the assets or equity interests of any Material Subsidiary, except that the Borrower and its Subsidiaries may sell or otherwise dispose of the assets or equity interests of any Material Subsidiary so long as (i) both before and immediately after giving effect to such sale or other disposition no Default or Event of Default shall have occurred and be continuing and (ii) each such sale or other disposition is in an arm's-length transaction and the Borrower or its Subsidiary receives at least fair market value therefor (as determined in good faith by the Borrower or such Subsidiary, as the case may be).

                  9.04. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (ii)     Permitted Indebtedness;

                  (iii) (A) Subsidiaries of the Borrower may incur Indebtedness in an aggregate outstanding principal amount not to exceed $45,000,000 at any time, provided that both before and immediately after giving effect to each incurrence of such Indebtedness no Default or Event of Default shall have occurred and be continuing and (B) in addition to the Indebtedness permitted under preceding clause (A), Foreign Subsidiaries of the Borrower may incur Indebtedness for borrowed money, provided that (x) both before and immediately after giving effect to each incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (y) 100% of the Net Debt

         Proceeds of each such incurrence of Indebtedness are applied in accordance with Sections 4.02(c) and (z) the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (B) since the Restatement Effective Date shall not exceed $55,000,000;

                  (iv) Indebtedness outstanding on the Restatement Effective Date shall be permitted to the extent the same is listed on Schedule VI, together with any refinancings or renewals thereof, in each case so long as no additional obligors or guarantors, or security, is provided in connection with the respective such renewal or refinancing and so long as the principal amount is not increased as a result thereof;

                  (v) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

                  (vi) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

                  (vii) Indebtedness of the Borrower or any of its Subsidiaries evidenced by Capitalized Lease Obligations secured by Liens permitted under Section 9.01(v), and Indebtedness secured by Liens permitted under Section 9.01(vi), provided that (x) in no event shall the Foreign Subsidiaries of the Borrower be permitted to have outstanding at any time more than $25,000,000 of Capitalized Lease Obligations and other Indebtedness pursuant to this clause (vii) and
         (y) the aggregate principal amount of Capitalized Lease Obligations and other Indebtedness of the Borrower and all of its Subsidiaries permitted by this clause (vii) shall not exceed $35,000,000;

                  (viii) Indebtedness of the Borrower and its Subsidiaries under Other Hedging Agreements providing protection to the Borrower or any of its Subsidiaries against fluctuations in currency values or commodity prices in connection with the Borrower's or any of its Subsidiaries' operations so long as the entering into of such Other Hedging Agreements are bona fide hedging activities and not for speculative purposes;

                  (ix) Indebtedness arising from Investments permitted under Sections 9.05(xv), (xvi), (xvii), (xx), (xxi) and (xxii);

                  (x) Indebtedness in respect of bid, performance, advance payment or surety bonds entered into in the ordinary course of business consistent with past practices; and

                  (xi) Contingent Obligations of the Borrower or any of its Subsidiaries (a) as a guarantor of the lessee under any lease not prohibited hereunder pursuant to which the Borrower or any of its Subsidiaries is the lessee, (b) as a guarantor of Indebtedness of the Borrower or a Subsidiary, provided that such Indebtedness is otherwise permitted hereunder and (c) consisting of guarantees of lease payments owing by its customers in connection with vendor financing programs under which products of the Borrower and/or its Subsidiaries are sold to third party financing institutions which lease such products to such customers, provided that (1) the aggregate amount of such guarantees of the Foreign Subsidiaries of the Borrower outstanding at any time pursuant to this clause (c) shall not exceed $10,000,000 and (2) the aggregate amount of all such guarantees of the Borrower and all of its Subsidiaries outstanding at any time pursuant to this clause (c) shall not exceed $25,000,000.

                  9.05. Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (each an "Investment" and, collectively, the "Investments") except:

                  (i) the Borrower and any of its Subsidiaries may acquire and hold cash and Cash Equivalents;

                  (ii) the Borrower and any of its Subsidiaries may acquire and hold receivables owing to such Person (including, without limitation, notes evidencing such receivables), if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                  (iii) the Borrower and any of its Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (iv) Interest Rate Protection Agreements entered into in compliance with Section 9.04(vi) shall be permitted;

                  (v) Investments in existence on the Restatement Effective Date and listed on Schedule VII, and other Investments received in exchange for or upon conversion of any such scheduled Investments, shall be permitted, but without giving effect to any other additions thereto or replacements thereof;

                  (vi) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

                  (vii) loans and advances by the Borrower and any of its Subsidiaries to its employees in an aggregate outstanding principal amount not to exceed $5,000,000 shall be permitted;

                  (viii) Other Hedging Agreements entered into in compliance with Section 9.04(viii) shall be permitted;

                  (ix) the Borrower and any of its Subsidiaries may capitalize or forgive any Indebtedness owed to such Person by a Foreign Subsidiary and outstanding under clause (v) of this Section 9.05;

                  (x) so long as both before and immediately after giving effect thereto no Event of Default exists, the Borrower and its Subsidiaries may acquire assets and Persons (in whole or in part) operating within the businesses contemplated by Section 9.10;

                  (xi) the Borrower and any of its Subsidiaries may acquire and hold promissory notes issued by purchasers in connection with sales of other assets not otherwise prohibited by this Agreement;

                  (xii) the Borrower and any of its Domestic Subsidiaries may make and hold Investments in their respective Foreign Subsidiaries to the extent such Investments arise from the sale of inventory in the ordinary course of business by such Person to such Foreign Subsidiaries for resale by such Foreign Subsidiaries (including any Investments resulting from the extension of the payment terms with respect to such sales);

                  (xiii) the Borrower and any of its Subsidiaries may hold additional Investments in their respective Subsidiaries to the extent such Investments reflect an increase in the value of such Subsidiaries;

                  (xiv) any Foreign Subsidiary may make capital contributions to the capital of any of its Subsidiaries;

                  (xv) the Foreign Subsidiaries of the Borrower may make intercompany loans and advances to one another;

                  (xvi) loans and advances made by Foreign Subsidiaries to the Borrower or any of its Domestic Subsidiaries so long as such loans and advances are expressly subordinated to the Obligations in a manner satisfactory to the Administrative Agent;

                  (xvii) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of the Borrower's common stock so long as no cash is paid by the Borrower or any of its Subsidiaries in connection with the acquisition of any such obligations;

                  (xviii) the Borrower may make equity contributions to the capital of any of its Domestic Subsidiaries, and any Domestic Subsidiary may make equity contributions to the capital of any of its Domestic Subsidiaries;

                  (xix) the Borrower and the Domestic Subsidiaries may make intercompany loans and advances to one another, provided that any such loan or advance made by a Domestic Subsidiary that is not a Subsidiary Guarantor to the Borrower or a Subsidiary Guarantor shall be expressly subordinated to the Obligations in a manner satisfactory to the Administrative Agent;

                  (xx) the Borrower and its Domestic Subsidiaries may make Investments in Foreign Subsidiaries of the Borrower, provided that from and after such time when the aggregate amount of Investments made pursuant to this clause (xx) since the Restatement Effective Date exceeds $50,000,000, the Borrower or the respective Domestic Subsidiary making such Investment shall be required to pledge (concurrently with the making of any such additional Investment in excess of $50,000,000) to the Administrative Agent (as security for the payment and performance of the Obligations hereunder and pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent) the equity interests of the respective Foreign Subsidiary in which such Investment is made that are owned by the Borrower or such Domestic Subsidiary, as the case may be, provided further, however, that unless there is a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder providing that a pledge of the type described above would not cause any undistributed earning of the respective Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, in no event shall the Borrower or its Domestic Subsidiary (as the case may be) be required, pursuant to this Agreement or any such pledge agreement, to pledge to the Administrative Agent more than 65% of the total combined voting power of all classes of capital stock of the respective Foreign Subsidiary;

                  (xxi) the Borrower may repurchase outstanding shares of its outstanding capital stock;

                  (xxii) the Borrower or any of its Subsidiaries may make Investments in any Foreign Subsidiary, provided that (x) the aggregate outstanding amount of Investments made pursuant to this clause (xxii) shall not exceed $75,000,000 and (y) within two Business Days following the making of any such Investment the Foreign Subsidiary in which such Investment was made shall have repaid to the Person that made such Investment the full amount thereof (whether by means of repayment, redemption, dividend or otherwise); and

                  (xxiii) in addition to investments permitted by clauses (i) through (xxii) above, the Borrower and its Subsidiaries may make additional Investments to or in a Person in an aggregate amount for all Investments made pursuant to this clause (xxiii) not to exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments.

                  9.06. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except:

                  (i) transactions between or among the Borrower and/or one or more Subsidiaries of the Borrower and not involving any non-Subsidiary Affiliate of the Borrower shall be permitted;

                  (ii) customary fees may be paid to non-officer directors of the Borrower and its Subsidiaries;

                  (iii) the Borrower and its Subsidiaries may enter into employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; and

                  (iv) the Borrower and its Domestic Subsidiaries may make payments under the Tax Allocation Agreement.

                  9.07. Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio at any time to be greater than 2.50:1.00.

                  9.08. Minimum Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters (taken as one accounting period), starting with the period ending December 31, 2003, to be less than 5.00:1.00.

                  9.09. Material Subsidiaries. (a) The Borrower will not at any time allow the Net Book Value of the assets directly owned by the Borrower and its Material Subsidiaries(1) to constitute less than 85% of the aggregate Net Book Value of the consolidated assets of the Borrower and all of its Subsidiaries.

                  (b) The Borrower will not allow the Combined EBITDA of the Borrower and its Material Subsidiaries for any period of four consecutive fiscal quarters (taken as one accounting period), starting with the period ending December 31, 2003, to constitute less than 85% of the Consolidated EBITDA of the Borrower and all of its Subsidiaries for such period.

                  9.10. Business. (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than substantially the same lines of business in which they are engaged on the Original Effective Date and reasonable extensions thereof and other businesses that are complimentary or reasonably related thereto.

                  (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, Waters Finance III will not engage in any business or own any significant assets or have any material liabilities, provided that Waters Finance III may engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

                  9.11. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (y) make loans or advances to the Borrower or any of its Subsidiaries or (z) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) other

-----------------------
(1) Borrower to provide DB with a list of additional Material Subsidiaries.

Indebtedness permitted pursuant to Section 9.04, in each case so long as the encumbrances and restrictions contained therein are not more restrictive than those contained in this Agreement, (iv) holders of Permitted Liens may restrict the transfer of any assets subject thereto, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or of any Subsidiary of the Borrower, and (vi) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

                  9.12. Limitation on Issuance of Capital Stock. (a) The Borrower will not issue (i) any Preferred Stock other than Qualified Preferred Stock or (ii) any redeemable common stock other than common stock that is redeemable at the sole option of the Borrower.

                  (b) The Borrower shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law, and (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

                  9.13. Special Provisions Relating to Waters Finance III. Notwithstanding the foregoing or anything else in this Agreement to the contrary, in no event shall the Borrower or any of its Subsidiaries (i) make any Investments in Waters Finance III or (ii) sell, transfer or dispose of any assets to Waters Finance III.

                  SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01. Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

                  10.02. Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03. Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(d)(i), 8.07, 8.09 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any Lender; or

                  10.04. Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) the Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (iii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than (x) by a regularly scheduled required repayment or (y) as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $15,000,000; or

                  10.05. Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  10.06. ERISA. (a) Any Plan and/or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan and/or Multiemployer Plan shall have had or is likely to have a trustee appointed to administer such Plan and/or Multiemployer Plan pursuant to Section 4042 of ERISA, any Plan and/or Multiemployer Plan shall have been or is reasonably expected to be terminated or to be the subject of termination proceedings under Section 4042 of ERISA, any Plan and/or Multiemployer Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan, Multiemployer Plan and/or Foreign Pension Plan has not been timely made, the

Borrower or any of its Subsidiaries or any ERISA Affiliate have incurred or is reasonably expected to incur a liability to or on account of a Plan and/or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of
the Code, or the Borrower or any of its Subsidiaries have incurred or are reasonably expected to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in
Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; (c) and in each case in clauses (a) and (b) above, such lien, security interest or liability, individually, or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

                  10.07. Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

                  10.08. Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $15,000,000; or

                  10.09. Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result of which would occur upon the giving of such written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower then outstanding; and (v) apply any cash collateral held for the benefit of the Lenders pursuant to Section 4.02 to repay outstanding Obligations.

                  SECTION 11. Definitions and Accounting Terms.

                  11.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" shall mean DBTCA, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                  "AEA" shall mean AEA Investors Inc.

                  "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" shall mean and include (i) the Administrative Agent,
(ii) for the purposes of Section 12 only, each RCF Co-Syndication Agent, each TLF Co-Syndication Agent, each TLF Co-Arranger, each RCF Co-Arranger, the TLF Co-Lead Arranger and the RCF Senior Managing Agent and (iii) for purposes of Sections 12, 13.01, 13.12 and 13.15 only, the Lead Arranger.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed or replaced from time to time.

                  "Alternate Currency" shall mean, with respect to any Letter of Credit, Euros, British Pounds Sterling and Japanese Yen, and any other currency other than Dollars which is approved by the Issuing Lender with respect to such Letter of Credit and the Administrative Agent prior to the issuance of such Letter of Credit.

                  "Applicable Commitment Commission Percentage" and "Applicable Margin" for any day during the respective Applicable Period shall mean (i) at all times when there is not a Debt Rating issued by both Moody's and S&P (x) with respect to Commitment Commission, the respective percentage per annum set forth below under the column "Applicable Commitment Commission Percentage" and
(y) with respect to Loans, the respective percentage per annum set forth below under the appropriate column below in this clause (i) and, in the case of preceding clauses (x) and (y), opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4 or Level 5, as the case may be) indicated to have been achieved on the applicable Test Date (as shown in the respective officer's certificate delivered pursuant to Section 8.01(c) or the first proviso below):

                                                                              Applicable Commitment
                                                                              Commission Percentage
                                                         Loans maintained as      (in respect of
                                    Loans maintained as  Base Rate Loans and  Unutilized Revolving
Level  Consolidated Leverage Ratio   Eurodollar Loans      Swingline Loans        Commitments)
-----  ---------------------------   ----------------      ---------------        ------------
  5    Equal to or greater than            1.50%                0.50%                0.250%
        2.00:1.00

  4    Equal to or greater than
        1.50:1.00, but less than           1.25%                0.25%                0.175%
        2.00:1.00

  3    Equal to or greater
        than 1.00:1.00, but                1.00%                0.00%                0.150%
        less than 1.50:1.00

  2    Equal to or greater
        than 0.50:1.00, but                0.75%                0.00%                0.125%
        less than 1.00:1.00

  1    Less than 0.50:1.00                 0.60%                0.00%                0.125%

; provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(c) showing the applicable Consolidated Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 5 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Applicable Period is at a level which is less than Level 5 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Commitment Commission Percentage or the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, that Level 2 pricing shall apply for the period from the Restatement Effective Date through, but not including, the first Start Date after the Restatement Effective Date; and

                  (ii) at all times when there is a Debt Rating issued by both Moody's and S&P (x) with respect to Commitment Commission, the respective percentage per annum set forth below under the column "Applicable Commitment Commission Percentage" and (y) with respect to Loans, the respective percentage per annum set forth below under the appropriate column below and in the case of preceding clauses (x) and (y), opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4 or Level 5, as the case may be) that is currently then in effect based on the Debt Ratings:

                                                                      Applicable Commitment
                                                                      Commission Percentage
                                                 Loans maintained as      (in respect of
                            Loans maintained as  Base Rate Loans and   Unutilized Revolving
Level      Debt Rating       Eurodollar Loans      Swingline Loans         Commitments)
-----      -----------       ----------------      ---------------         ------------
  5    Ba1 or BB+ or lower         1.50%                0.50%                 0.250%
  4    Baa3 or BBB-                1.25%                0.25%                 0.175%
  3    Baa2 or BBB                 1.00%                0.00%                 0.150%
  2    Baa1 or BBB+                0.75%                0.00%                 0.125%
  1    A3 or A- or higher          0.60%                0.00%                 0.100%

; provided that (a) in making the foregoing determinations, in the case of a split Debt Rating the higher Debt Rating shall apply and (b) any change in the Applicable Margin or the Applicable Commitment Commission pursuant to this clause (ii) due to a change in the Debt Rating shall be effective on the effective date of such change in the applicable Debt Rating.

                  "Applicable Period" shall mean, with respect to determinations made pursuant to clause (i) of the definition of Applicable Commitment Commission Percentage and Applicable Margin appearing in this Section 11.01, each period which shall commence on a date on which financial statements are delivered pursuant to Section 8.01(a) or (b), as the case may be, and which shall end on the date of actual delivery of the next financial statements pursuant to Section 8.01(a) or (b), as the case may be; provided that in the event that the Borrower does not deliver such next financial statements pursuant to Section 8.01(a) or (b), as the case may be, the Applicable Commitment Commission Percentage and Applicable Margin for the respective Applicable Period shall be subject to the first proviso contained in clause (i) of such definition.

                  "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed).

                  "Authorized Representative" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender and each Issuing Lender; (ii) delivering financial information and officer's certificates pursuant to this Agreement, any financial officer of the respective Credit Party and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the respective Credit Party.

                  "Bain Capital" shall mean Bain Capital, Inc.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" shall mean the higher of (x) the Prime Lending Rate and (y) 1/2 of 1% in excess of the overnight Federal Funds Rate.

                  "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the borrowing of one Type of Loan under a single Facility from all the Lenders having Commitments under the respective Facility on a pro rata basis (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, in accordance with generally accepted accounting principles in the United States, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

                  "Change of Control" shall mean either of the following: (i) any Person or "group" (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as in effect on the date hereof), other than AEA, Bain Capital and/or their respective Related Parties and management of the Borrower, shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the economic and voting interest in the Borrower's capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the first date on which Continuing Directors shall cease to constitute a majority of the board of directors of the Borrower.

                   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Combined EBITDA" shall mean, with respect to the Borrower and its Material Subsidiaries for any period, the Consolidated EBITDA of the Borrower and such Material Subsidiaries for such period determined on a combined basis rather than on a consolidated basis.

                  "Commitment" shall mean any of the commitments of any Lender, i.e., whether the Term Loan Commitment or the Revolving Commitment.

                  "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                  "Consolidated Debt" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding any Indebtedness incurred by any Foreign Subsidiaries for their working capital purposes to the extent that such Indebtedness is supported by a Letter of Credit.

                  "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period, before (i) total interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis and (ii) provision for taxes based on income that were included and arriving at Consolidated Net Income for such period and without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Consolidated EBIT for such period.

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing and legal and accounting costs, administrative agent fees (in each case) with respect to this Agreement shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

                  "Consolidated Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the most recently ended four fiscal quarters (taken as one accounting period).

                  "Consolidated Net Income" shall mean, for any period, the net after tax income of the Borrower and its Subsidiaries determined on a consolidated basis (after any deduction for minority interests); provided that in determining Consolidated Net Income (i) the net income of any Person that is not a Subsidiary of the Borrower or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Borrower or a Subsidiary thereof, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of dividends and distributions by that Subsidiary of net income is not at the date of determination permitted by operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders and
(iii) the net income of any Person acquired by the Borrower or any of its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Directors" shall mean the directors of the Borrower on the Restatement Effective Date and each other director if such director's nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors.

                  "Credit Documents" shall mean this Agreement, the Subsidiaries Guaranty and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and the Guaranty Acknowledgement and, after the execution and delivery thereof, each additional guaranty executed pursuant to
Section 8.09.

                  "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

                  "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

                  "DBTCA" shall mean Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), in its individual capacity.

                  "Debt Rating" shall mean, on any date, each of the ratings most recently publicly announced by Moody's and S&P for the Borrower's senior unsecured long-term Indebtedness.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Domestic Subsidiary" shall mean (i) each Subsidiary of the Borrower other than Waters Finance III that is incorporated under the laws of the United States, any State or territory thereof or the District of Columbia; and (ii) each Subsidiary of the Borrower (other than Micromass Holdings Ltd.) that is incorporated or organized outside the United States, any State or territory thereof or the District of Columbia but which is treated as a partnership wholly-owned by the Borrower or a Domestic Subsidiary thereof or a disregarded entity pursuant to the provisions of Treasury Regulations Section 301.7701-3, provided that no such Subsidiary of the Borrower which is a Subsidiary of a Foreign Subsidiary that is not treated as provided above in this clause (ii) shall constitute a "Domestic Subsidiary" pursuant to this clause
(ii).

                  "Drawing" shall have the meaning provided in Section 2.05(b).

                  "Eligible Transferee" shall mean and include a commercial bank, a financial institution, any fund that regularly invests in bank loans or other "accredited investor" (as defined in Regulation D of the Securities Act) but in any event excluding the Borrower and its Subsidiaries.

                  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.
Section 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or any Subsidiary of the Borrower being or having been a general partner of such person.

                  "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the New York interbank Eurodollar market by DBTCA for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of DBTCA for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of

10:00 A.M. (New York time) on the Interest Determination Date for such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by
(ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Existing Credit Agreement" shall have the meaning provided in the recitals of this Agreement.

                  "Existing Lender" shall mean each "Lender" under and as defined in the Existing Credit Agreement.

                  "Existing Letters of Credit" shall have the meaning provided in Section 2.01(a).

                  "Existing Revolving Loans" shall mean each "Revolving Loan" under and as defined in the Existing Credit Agreement.

                  "Existing Swingline Loans" shall mean each "Swingline Loan" under and as defined in the Existing Credit Agreement.

                  "Facility" shall mean the respective credit facility utilized in making Loans hereunder, with there being two separate Facilities, i.e., Term Loan credit facility and the Revolving Loan credit facility.

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign Subsidiary" shall mean, as to any Person, each Subsidiary of such Person which is not a Domestic Subsidiary.

                  "Foreign Subsidiary Working Capital Indebtedness" shall mean Indebtedness of Foreign Subsidiaries of the Borrower under lines of credit extended by third Persons to such Foreign Subsidiaries the proceeds of which Indebtedness are used for such Foreign Subsidiaries' working capital purposes.

                  "Guaranty Acknowledgement" shall have the meaning provided in
Section 5.06.

                  "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing any level of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, Other Hedging Agreement or under any similar type of agreement.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                  "Investments" shall have the meaning provided in Section 9.05.

                  "Issuing Lender" shall mean DBTCA (which for purposes of this definition also shall include any banking affiliate of DBTCA) and any other Lender which at the request of the Borrower and with the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2. On the Restatement Effective Date the sole Issuing Lender is DBTCA.

                  "Judgment Currency" shall have the meaning provided in Section 13.17.

                  "Judgment Currency Conversion Date" shall have the meaning provided in Section 13.17.

                  "L/C Supportable Obligations" shall mean obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations, and all other obligations not otherwise prohibited by the terms of this Agreement.

                  "Lead Arranger" shall mean Deutsche Bank Securities Inc., in its individual capacity.

                  "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lender" shall mean each financial institution listed on
Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to
Section 1.13 or 13.04(b).

                  "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the

UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall mean each Revolving Loan, each Swingline Loan and each Term Loan.

                  "Majority Lenders" of any Facility shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(c).

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean (i) a material adverse effect on the business, property, assets, operations, liabilities, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole or
(ii) a material adverse effect (x) on the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (y) on the ability of the Credit Parties taken as a whole to perform their obligations to the Lenders or any Agent hereunder or under any other Credit Document.

                  "Material Subsidiary" shall mean each Subsidiary Guarantor and each other Subsidiary of the Borrower listed on Schedule VIII as same may be updated from time to time with the consent of the Administrative Agent and the Borrower.

                  "Maturity Date" shall mean February 12, 2007.

                  "Maximum Swingline Amount" shall mean $15,000,000.

                  "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $1,000,000, (ii) for Swingline Loans, $250,000 and (iii) for Term Loans, $5,000,000.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, any Subsidiaries of the Borrower or any ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "Net Book Value" of any assets of the Borrower or any of its Subsidiaries shall mean the net book value of such assets after giving effect to intercompany eliminations in connection with intercompany loans, investments, accounts payable and other similar intercompany events among the Borrower and its Subsidiaries.

                  "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness.

                  "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

                  "Note" shall mean each Revolving Note, each Term Note and the Swingline Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, Fifth Floor, Jersey City, New Jersey 07302,
Attention: Robert Telesca, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to any Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Original Effective Date" shall mean the "Effective Date" under, and as defined in, the Existing Credit Agreement.

                  "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, Fifth Floor, Jersey City, New Jersey 07302, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Indebtedness" shall mean any unsecured Indebtedness for borrowed money incurred by the Borrower (which may be, but shall not be required to be, guaranteed on an unsecured basis by one or more Subsidiary Guarantors), so long as (i) both before and immediately after giving effect to the incurrence of such Indebtedness no Default or Event of Default shall have occurred and be continuing, (ii) based on calculations made by the Borrower, the Borrower shall be in compliance with the financial covenant contained in Section 9.07, both immediately before and after giving effect to each incurrence of such Indebtedness, (iii) within five Business Days prior to the incurrence of any such Indebtedness, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders (x) all documentation evidencing or relating to such Indebtedness and (y) an officer's certificate from the chief financial officer or treasurer of the Borrower certifying to the best of such officer's knowledge as to compliance with the requirements of the preceding clauses (i) and (ii) and containing the pro forma calculations required by the preceding clauses (i) and (ii), (iv) the terms and conditions (including without limitation maturity, mandatory repayments, representations and warranties, covenants and defaults), in the reasonable opinion of the Administrative Agent, are no more restrictive or onerous on the Borrower or any of its Subsidiaries than those set forth in this Agreement and (v) such Indebtedness (and any guarantees thereof) shall rank pari passu or junior to the Obligations hereunder and the Guaranteed Obligations under (and as defined in) the Subsidiaries Guaranty, as the case may be.

                  "Permitted Liens" shall have the meaning provided in Section 9.01.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any single-employer plan, as defined in
Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

                  "Preferred Stock," as applied to the capital stock of any Person, means capital stock of such Person of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person, and shall include any Qualified Preferred Stock.

                  "Prime Lending Rate" shall mean the rate which DBTCA announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBTCA may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Qualified Preferred Stock" means any Preferred Stock of the Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement or result in a Default or Event of Default hereunder, and in either case which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an event which would constitute a Change of Control), in whole or in part, on or prior to the first anniversary of the Maturity Date.

                  "Quarterly Payment Date" shall mean the last Business Day of each February, May, August and November, occurring after the Restatement Effective Date.

                  "RCF Co-Arrangers" shall mean each of ABN AMRO Bank N.V., The Bank of New York, Citizens Bank of Massachusetts, Fleet National Bank, and jpmorgan Chase Bank, in each case in its individual capacity.

                  "RCF Co-Syndication Agents" shall mean each of ABN AMRO Bank N.V., The Bank of New York, Fleet National Bank, and jpmorgan Chase Bank, in each case in its individual capacity.

                  "RCF Senior Managing Agent" shall mean Barclays Bank PLC, in its individual capacity.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Register" shall have the meaning provided in Section 13.16.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Related Party" shall mean (i) in the case of AEA, the executive employees, stockholders, directors and officers of AEA on the Original Effective Date and (a) trusts for the benefit of such Persons or the spouses, issue, parents or other relatives of such Persons, (b) entities controlling or controlled by such Persons and (c) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person and (ii) in the case of Bain Capital, (a) any stockholder or partner of Bain Capital on the Original Effective Date or (b) any Affiliate of Bain Capital, provided that for purposes of the definition of "Change of Control", the term Related Party shall not include (x) any portfolio company of either Bain Capital or any Affiliate of Bain Capital or (y) any officer or director of the Borrower or any of its Subsidiaries that is not also a partner or stockholder of Bain Capital on the Original Effective Date.

                  "Replaced Lender" shall have the meaning provided in Section 1.13.

                  "Replacement Lender" shall have the meaning provided in
Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

                  "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Commitments (or after the termination thereof, outstanding Revolving Loans and RF Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent greater than 50% of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders and (ii) the Total Revolving Commitment less the Revolving Commitments of all Defaulting Lenders (or, if the Total Revolving Commitment has been terminated, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RF Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

                  "Restatement Effective Date" shall have the meaning provided in Section 13.10.

                  "Returns" shall have the meaning provided in Section 7.09.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(a).

                  "Revolving Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Revolving Commitment," as same may be (x) reduced from time to time and/or terminated pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 1.13 or 13.04(b).

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "RF Lender" shall mean each Lender with a Revolving Commitment and/or outstanding Revolving Loans.

                  "RF Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Total Revolving Commitment at such time, provided that if the RF Percentage of any Lender is to be determined after the Total Revolving Commitment has been terminated, then the RF Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

                  "S&P" shall mean Standard & Poor's Rating Services.

                  "SEC" shall have the meaning provided in Section 8.01(e).

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Spot Exchange Rate" shall have the meaning provided in
Section 13.07(c).

                  "Start Date" shall mean the first day of any Applicable
Period.

                  "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Subsidiaries Guaranty" shall mean the Subsidiaries Guaranty, dated as of February 12, 2002, executed by the Subsidiary Guarantors party thereto pursuant to the requirements of the Existing Credit Agreement, as such Subsidiaries Guaranty is in effect on the Restatement Effective Date and as the same may be subsequently amended, modified or supplemented in accordance with the terms hereof and thereof.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower.

                  "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Maturity Date.

                  "Swingline Lender" shall mean DBTCA.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(b).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Tax Allocation Agreement" shall mean the Tax Sharing Agreement, dated as of August 18, 1994, among the Borrower and its Domestic Subsidiaries, as modified, amended or supplemented through the Restatement Effective Date.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Term Loan" shall have the meaning provided in Section
1.01(d).

                  "Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Term Loan Commitment," as same may be (x) terminated pursuant to Section 3.03 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

                  "Term Loan Facility" shall mean the Facility utilized in making Term Loans hereunder.

                  "Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

                  "Term Note" shall have the meaning provided in Section 1.05(a)

                  "Test Date" shall mean, with respect to any Applicable Period, the last day of the most recent fiscal quarter or fiscal year, as the case may be, ended immediately prior to the Start Date with respect to such Applicable Period.

                  "TLF Co-Syndication Agents" shall mean each of ABN AMRO Bank N.V., Citizens Bank of Massachusetts and Fleet National Bank, in each case in its individual capacity.

                  "TLF Co-Arranger" shall mean Barclays Bank PLC, Fleet National Bank, ABN AMRO Bank N.V. and Citizens Bank of Massachusetts, in each case in its individual capacity.

                  "TLF Co-Lead Arranger" shall mean JPMorgan Chase Bank, in its individual capacity.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

                  "Total Revolving Commitment" shall mean, at any time, the sum of the Revolving Commitments of each of the Lenders at such time.

                  "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Lenders at such time.

                  "Total Unutilized Revolving Commitment" shall mean, at any time, an amount equal to the remainder of (i) the Total Revolving Commitment then in effect, less (ii) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

                  "Treasury Stock" shall mean the Borrower's common stock held by the Borrower in treasury.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year each exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided for in
Section 2.05(a).

                  "Unutilized Revolving Commitment" with respect to any Lender, at any time, shall mean such Lender's Revolving Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's RF Percentage of the Letter of Credit Outstandings at such time.

                  "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

                  "Waters Finance III" shall mean Waters Finance III LLC, a Delaware, limited liability company.

                  "Wholly-Owned Domestic Subsidiary" of any Person shall mean each Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  SECTION 12. The Agents.

                  12.01. Appointment. The Lenders hereby designate DBTCA as Administrative Agent to act as specified herein and in the other Credit Documents. The Lenders hereby designate (i) Fleet National Bank, ABN AMRO Bank N.V., JPMorgan Chase Bank and The Bank of New York as RCF Co-Syndication Agents,
(ii) Fleet National Bank, ABN AMRO Bank N.V., Citizens Bank of Massachusetts, JPMorgan Chase Bank and The Bank of New York as RCF Co-Arrangers, (iii) Fleet National Bank, ABN AMRO Bank N.V. and Citizens Bank of Massachusetts as TLF Co-Syndication Agents, (iv) Barclays Bank PLC, Fleet National Bank, ABN AMRO Bank N.V. and Citizens Bank of Massachusetts, as TLF Co-Arrangers (v) Barclays Bank PLC, as RCF Senior Managing Agent, (vi) JPMorgan Chase Bank, as TLF Co-Lead Arranger, and (vii) Deutsche Bank Securities Inc., as Lead Arranger, in each case, to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of each Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of their duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

                  12.02. Nature of Duties. The Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. No Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  12.03. Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent nor any of its affiliates or any of its officers, directors, agents or employees shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  12.04. Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender nor any holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  12.05. Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit Parties).

                  12.06. Indemnification. To the extent that any Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify such Agent, in proportion to its "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  12.07. The Agents in Their Individual Capacity. With respect to its obligation to make Loans and participate in Letters of Credit under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "Majority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  12.08. Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.09. Resignation. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender (if applicable) or the Swingline Lender, in which case upon the effectiveness of such resignation in accordance with this Section 12.09 the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as an Issuing Lender and the Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it or Swingline Loans made by it, in each case prior to the effective date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required at any time when an Event of Default exists), appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required at any time when an Event of Default exists), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided in clause
(b) above.

                  (e) Each RCF Co-Syndication Agent, each TLF Co-Syndication Agent, each RCF Co-Arranger, each TLF Co-Arranger, the TLF Co-Lead Arranger, the RCF Senior Managing Agent and the Lead Arranger may resign from the performance of all of such respective Agent's functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Administrative Agent. Such resignation shall take effect on the fifth Business Day after the respective notice is given to the Administrative Agent.

                  (f)      Upon a resignation of any Agent pursuant to this
Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as an Agent.

                  12.10. RCF Co-Syndication Agents; TLF Co-Syndication Agents; RCF Co-Arrangers; TLF Co-Arrangers; TLF Co-Lead Arranger; RCF Senior Managing Agent; and Lead Arranger. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall impose on any RCF Co-Syndication Agent, any TLF Co-Syndication Agent, any RCF Co-Arranger, any TLF Co-Arranger, any TLF Co-Lead Arranger; the RCF Senior Managing Agent or the Lead Arranger, in each case in such capacity, any duties or obligations.

                  SECTION 13. Miscellaneous.

                  13.01. Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions contemplated herein are consummated, pay all reasonable out-of-pocket costs and expenses of (x) the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, (y) each Agent in connection with its syndication efforts with respect to this Agreement and (z) the Administrative Agent and, following and during the continuation of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, following and during the continuation of an Event of Default, for each of the Lenders) in each case promptly following receipt of a reasonably detailed invoice therefor; (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender (including in its capacity as an Issuing Lender), and each of their respective officers, directors, employees, representatives, affiliates and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries, or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  13.02. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of all Credit Parties to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  13.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to any other Credit Party, at such Credit Party's address set forth in the Subsidiaries Guaranty; if to any Lender, at its address specified on Schedule II below; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

                  13.04. Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Lenders and, provided further, that although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or outstanding Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note or extend the expiry date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Facility have terminated, outstanding Obligations) hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more other Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans that is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least (I) in the case of Revolving Commitments (and related outstandings) $5,000,000 and (II) in the case of Term Loans $1,000,000, in each case in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder (or, if the Commitments with respect to the relevant Facility have terminated, outstanding Obligations) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) at the request of the assignee Lender, and upon surrender of the relevant Notes or the provision of a customary lost note indemnification agreement from the assignor or assignee Lender, as the case may be, new Notes will be issued, at the Borrowers' expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and (so long as no Default or Event of Default then exists and is continuing) the Borrower shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (iv) in the case of any assignment of Revolving Commitments and related outstanding Obligations, the consent of each Issuing Lender shall be required (which consent shall not be unreasonably withheld or delayed) and (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.16 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10,
1.11 or 4.04 greater than those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such greater increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                  13.05. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  13.06. Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or other Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                  13.07. Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that except as otherwise specifically provided herein, all computations of Applicable Commitment Commission Percentage and the Applicable Margin, and all computations and all definitions (including accounting terms) used in determining compliance with Sections 9.07, 9.08 and 9.09, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements referred to in Section 7.05(a).

                  (b) All computations of interest on Eurodollar Loans hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All computations of interest on Base Rate Loans and computations of Fees hereunder shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

                  (c) All determinations of the Stated Amount of Letters of Credit and of the principal amount of Unpaid Drawings, in each case to the extent denominated in an Alternate Currency, shall be made by converting same into Dollars at (x) in the case of a determination of the Borrower's obligation to reimburse an Unpaid Drawing under a Letter of Credit denominated in an Alternate Currency, the spot exchange rate of the Issuing Lender of such Letter of Credit or (y) if the provisions of the foregoing clause (x) are not applicable, the "official" exchange rate (if applicable) or the spot exchange rate for the Alternate Currency in question calculated by the Administrative Agent (each such exchange rate, the "Spot Exchange Rate"). The Spot Exchange Rate used to make determinations of the Stated Amount of any Letter of Credit and any Unpaid Drawings for the purposes of Sections 1.01(a), 1.01(b), 2.01(c) and 4.02(a), shall be calculated (i) on the Restatement Effective Date, (y) on the first Business Day of each calendar month thereafter and (z) on such other day as the Administrative Agent may, in its sole discretion, consider appropriate. The Spot Exchange Rate used to make determinations of the Borrower's reimbursement obligations with respect to Unpaid Drawings (including, without limitation, pursuant to Sections 2.04 and 2.05) shall be determined using the Spot Exchange Rate as in effect on the date of the Issuing Lender's payment in respect of the Letter of Credit giving rise to the Unpaid Drawing.

                  13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

                  (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  13.10. Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) the Borrower, each Existing Lender and each Lender with a Term Loan Commitment shall have executed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile) the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that same has been signed and mailed to it and (ii) each of the conditions contained in Section 5 are met to the satisfaction of the Administrative Agent and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Section 5 have not been met to its reasonable satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Restatement Effective Date.

                  13.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12. Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, or extend the stated maturity of, or any reimbursement obligation under, any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), or reduce the principal amount thereof, or reduce any reimbursement obligations under any Letter of Credit, (ii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit under this Agreement of the type which afford the protections to such additional extensions of credit provided to the Term Loans and the Revolving Commitments on the Restatement Effective Date), (iii) reduce the percentage specified in the definition of Required Lenders (it being understood and agreed that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loans and the Revolving Commitments are included on the Restatement Effective Date) or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood and agreed that waivers or modifications of conditions precedent, covenants (including, without limitation, by means of modifications to the financial definitions or modifications in the method of calculation of any financial covenants), Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of the respective Issuing Lender or Issuing Lenders, amend, modify or waive any provision of Section 2 with respect to Letters of Credit issued by it or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, amend, modify or waive any provision of Sections 1.01(b) and (c) or alter its rights and obligations with respect to Swingline Loans, (4) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent or
(5) without the consent of the Majority Lenders with respect to Term Loan Facility, amend, modify or waive any Term Loan Scheduled Repayment.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (iv), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement

Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Commitment (and repay such non-consenting Lender's outstanding Revolving Loans) and/or repay such non-consenting Lender's outstanding Term Loans, in each case, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless such Revolving Commitment is terminated, and Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Commitment and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Revolving Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

                  13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall, survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

                  13.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  13.15. Confidentiality. (a) Subject to the provisions of clauses (b) and (d) of this Section 13.15, each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Agent, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be subject to the provisions contained in this Section 13.15 and (g) to the NAIC or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued to such Lender.

                  (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its Affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender.

                  (c) The Borrower hereby represents and acknowledges that, to the best of its knowledge, no Agent nor any Lender, nor any employees or agents of, or other persons affiliated with, any Agent or any Lender, have directly or indirectly made or provided any statement (oral or written) to the Borrower, any Credit Party or to any of their respective employees or agents, or other persons affiliated with or related to such Credit Party (or, so far as such Credit Party is aware, to any other Person), as to the potential tax consequences of this Agreement, any other Credit Document or any of the transactions contemplated hereby or thereby.

                  (d) No Agent nor any Lender provides accounting, tax or legal advice. Notwithstanding any express or implied claims of exclusivity or proprietary rights, each of the Borrower on behalf of itself and each other Credit Party, each Agent and each Lender, in each case hereby agrees and acknowledges that the Borrower, each Credit Party, each Agent and each Lender (and each of their respective employees, representatives or other agents) are authorized to disclose to any and all Persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of this Agreement, any other Credit Document or any of the transactions contemplated hereby or thereby, and all materials of any kind (including opinions or other tax analyses) that are provided to any Credit Party, any Agent or any Lender relating to such tax treatment and tax structure. In this regard, the Borrower on behalf of itself and each Credit Party, each Agent and each Lender acknowledges and agrees that the disclosure of the tax treatment and tax structure of this Agreement, any other Credit Document or any of the transactions contemplated hereby or thereby is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). For purposes of this authorization, "tax" means United States Federal income tax, "tax treatment" means the purported or claimed Federal income tax treatment of the transaction, and "tax structure" means any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transaction. This
Section 13.15(d) is intended to reflect the understanding of the Borrower, each Credit Party, each Agent and each Lender that this Agreement, each other Credit Document and any of the transactions contemplated hereby or thereby is, in each case not a "confidential transaction" as that phrase is used in Treasury Regulation ss. 1.6011-4(b)(3)(i), and shall be interpreted in a manner consistent therewith. Nothing herein is intended to imply that the Borrower or any other Credit Party, any Agent or any Lender made or provided a statement, oral or written, to, or for the benefit of, any such Person as to any potential tax consequences that are related to, or may result from, this Agreement, any other Credit Document or any of the transactions contemplated hereby or thereby.

                  13.16. Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16.

                  13.17. Judgment Currency. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in Dollars, the conversion shall be made at the Spot Exchange Rate thereof determined, in each case, on the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For the purposes of determining the Spot Exchange Rate or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

                                      *****

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

                                         WATERS CORPORATION
34 Maple Street
Milford, MA 01757-3696
Telephone: (508) 482-2314                By: /s/ John A. Ornell
Facsimile: (508) 482-2249                    -----------------------------
Facsimile: (508) 482-2249                    Name: John A. Ornell
                                             Title: Vice President - Finance and
Attention: John E. Lynch                            Administration, Chief
                                                    Financial Officer, Assistant
                                                    Treasurer and Assistant
                                                    Secretary

                                          DEUTSCHE BANK TRUST COMPANY
                                           AMERICAS, Individually and
                                           as Administrative Agent

                                          By: /s/ Scottye Lindsey
                                              -------------------
                                              Name:  Scottye Lindsey
                                              Title: Vice President

                                          ABN AMRO Bank N.V.

                                          By: /s/ Alexander M. Blodi
                                              ----------------------
                                              Name: Alexander M. Blodi
                                              Title: Director

                                          ABN AMRO Bank N.V.

                                          By: Todd J. Miller
                                              --------------
                                              Name: Todd J. Miller
                                              Title: Assistant Vice President

                                          ALLIED IRISH BANKS P.L.C

                                          By: Michael Doyle
                                              -------------
                                              Name: Michael Doyle
                                              Title: Senior Vice President

                                          THE GOVERNOR AND COMPANY OF THE BANK
                                          OF IRELAND

                                          By: Fergus McDonald
                                              ---------------
                                              Name: Fergus McDonald
                                              Title: Director

                                          The Bank of New York

                                          By: Kenneth P. Sneider, Jr.
                                              -----------------------
                                              Name: Kenneth P. Sneider, Jr.
                                              Title: Vice President

                                          BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                          By: Cynthia Rietscha
                                              ----------------
                                              Name: Cynthia Rietscha
                                              Title: Vice President

                                          BARCLAYS BANK PLC

                                          By: Nicholas Bell
                                              -------------
                                              Name: Nicholas Bell
                                              Title: Director

                                          Citizens Bank of Massachusetts

                                          By: Stephen F. Foley
                                              ----------------
                                              Name: Stephen F. Foley
                                              Title: Senior Vice President

                                          Fleet National Bank

                                          By: Gordon B. Coughlin
                                              ------------------
                                              Name: Gordon B. Coughlin
                                              Title: Vice President

                                          HSBC  Bank USA

                                          By: Patrick J. Doulin
                                              -----------------
                                              Name: Patrick J. Doulin
                                              Title: Senior Vice President

                                          MELLON BANK, N.A.

                                          By: Nancy E. Gale
                                              -------------
                                              Name: Nancy E. Gale
                                              Title: Vice President

                                          SOCIETE GENERALE

                                          By: David A. Grant
                                              --------------
                                              Name: David A. Grant
                                              Title: Managing Director

                                          JPMorgan Chase Bank

                                          By: John A. Francis
                                              ---------------
                                              Name: John A. Francis
                                              Title: Vice President

                                          KeyBank National Association

                                          By: James A. Taylor
                                              Name: James A. Taylor
                                              Title: Vice President

SCHEDULE I                 Commitments
SCHEDULE II                Lender Addresses
SCHEDULE III               Existing Letters of Credit
SCHEDULE IV                Subsidiaries
SCHEDULE V                 Existing Liens
SCHEDULE VI                Existing Indebtedness
SCHEDULE VII               Existing Investments
SCHEDULE VIII              Material Subsidiaries

EXHIBIT A-1                Notice of Borrowing
EXHIBIT A-2                Notice of Conversion/Continuation
EXHIBIT B-1                Revolving Note
EXHIBIT B-2                Swingline Note
EXHIBIT B-3                Term Note
EXHIBIT C                  Letter of Credit Request
EXHIBIT D                  Section 4.04(b)(ii) Certificate
EXHIBIT E                  Opinion of Bingham McCutchen LLP, special counsel to
                           the Credit Parties
EXHIBIT F                  Officers' Certificate
EXHIBIT G                  Guaranty Acknowledgment
EXHIBIT H                  Assignment and Assumption Agreement